UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2014

AMERICAN DG ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34493	04-3569304
(Commission file number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachussetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 31, 2014, American DG Energy Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp related to an underwritten offering of 2,650,000 shares of the Company’s common stock (the “Common Stock”) at a per share price of $1.51 and warrants to purchase 2,650,000 shares of Common Stock at a per warrant price of $0.0001 (the “Warrants,” and together with the Common Stock, the “Securities”). The Warrants will be exercisable at an exercise price of $1.8875 per share and will expire three years from the date of issuance. The Company expects to receive gross proceeds of approximately $4.0 million from the sale of the Securities, before deducting the underwriting discounts and commissions, and other estimated offering expenses payable by it and excluding any proceeds from the future exercise of the Warrants, if any. The Company has also granted to the underwriters participating in the sale of the Securities a 45-day option to purchase up to an additional 15% of the shares of Common Stock and/or the Warrants to cover over-allotments, if any.

The Company intends to use the net proceeds for working capital purposes in connection with the development and installation of current and new energy systems, such as its cogeneration systems and chillers, and for general corporate purposes.

The Common Stock and the Warrants are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission on October 4, 2013 and declared effective on January 6, 2014 (File No. 333-191580). A final prospectus supplement and final accompanying base prospectus are being filed with the Securities and Exchange Commission.

The Company expects that the closing of the sale of the Securities will take place on August 6, 2014, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the form of Warrant is attached as Exhibit 4.1 and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and Warrant do not purport to be complete and are qualified in their entirety by reference to such exhibits.

A copy of the legal opinion and consent of Sullivan & Worcester LLP relating to the validity of the Common Stock and Warrants to be issued in the offering is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events

The Company issued a press release announcing the pricing of the sale of the Securities. The full text of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

See the attached Exhibit Index.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 31, 2014	AMERICAN DG ENERGY INC.
		By:	/s/ Gabriel Parmese
Gabriel Parmese, Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 31, 2014, among American DG Energy Inc. and Aegis Capital Corp.

4.1	Form of Warrant

5.1	Opinion of Sullivan & Worcester LLP

23.1	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)

99.1	Press Release of American DG Energy Inc. relating to the offering

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